U.S. SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(d) OF

THE SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported): June 26, 2013

SurePure, Inc.

(Exact name of Company as specified in its charter)

Nevada	000-54172	26-3550286
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

405 Lexington Avenue, 25th Floor New York, NY 10174 (Address of principal executive offices) Telephone: (917) 368-8480 Facsimile: (917) 368-8005 (Registrant’s Telephone Number)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the Company under any of the following provisions:

☐  Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐  Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐  Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐  Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 8.01	Other Events.

On June 26, 2013, we granted Trinity Asset Management (Proprietary) Limited, a company formed under the laws of South Africa (“Trinity”), a limited waiver (the “Waiver”) of our right to terminate the Share Purchase Agreement, dated May 24, 2013 (the “Share Purchase Agreement”), based on Trinity’s failure to timely perform its obligations to purchase shares of our Common Stock under the Share Purchase Agreement.

Under the Share Purchase Agreement, Trinity agreed to purchase 1,000,000 shares of our Common Stock, par value $0.001 per share, in three installments during the period from May 24 through June 28, 2013, each at a cash purchase price of $1.00 per share. As of the date of the Waiver, Trinity had paid $250,000 for the first installment of the shares but had paid only $101,318 of the $250,000 purchase price required to be paid for the second installment of shares to be purchased under the Share Purchase Agreement. Notwithstanding our efforts to collect the balance of the purchase price for the second installment of shares, representatives of Trinity have advised us that Trinity requires additional time for it to secure the funds from which it plans to purchase our shares, including both the balance of the second installment that was due to have been paid by May 28, 2013 and the third installment of $500,000 that is due to be paid under the Share Purchase Agreement on or before June 28, 2013. Our board of directors considered not only the rights of our company but also the practical need to maintain whatever opportunities may exist for our company to receive additional funding at this time and therefore decided to grant the Waiver to Trinity. Notwithstanding the Waiver, however, there are no assurances that Trinity or any other purchaser will purchase any additional shares from us, in which case our business may be forced to cease operations.

The Waiver also provides that Trinity’s right to purchase 1,000,000 shares of our Common Stock at $1.35 per share remains exercisable through July 31, 2013. The Waiver does not modify any other terms of the Share Purchase Agreement.

The Waiver is a limited waiver in that the waiver is temporary and expires unless extended on or before July 31, 2013, or unless Trinity has purchased the balance of the shares it is obligated to purchase under the Share Purchase Agreement by that date. At that time, all of our rights under the Share Purchase Agreement, including the right to terminate the Agreement, are restored and intact.

Item 9.01	Financial Statements and Exhibits.

(d) Exhibits.

Exhibit No.	Description

10.1	Waiver under the Share Purchase Agreement, dated May 24, 2013, between SurePure, Inc. and Trinity Asset Management (Proprietary) Ltd.

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

SUREPURE US, INC. (Registrant)

Date: June 26, 2013	/s/ Stephen M. Robinson
Stephen M. Robinson
Chief Financial Officer

EXHIBIT INDEX

Exhibit No.	Description

10.1	Waiver, dated June 26, 2013, under the Share Purchase Agreement, dated May 24, 2013, between SurePure, Inc. and Trinity Asset Management (Proprietary) Ltd.